EXHIBIT 99(a)

TEAM, INC. 2004 STOCK OPTION AND AWARD PLAN

TEAM, INC.

2004 RESTRICTED STOCK OPTION AND AWARD PLAN

The following Team, Inc. 2004 Restricted Stock Option and Award Plan (the “Plan”) has been adopted by the Board of Directors of Team, Inc. to be effective as of June 24, 2004, subject to approval by the shareholders of Team, Inc. holding at least a majority of the shares voted at a meeting at which a quorum is present.

1. Purpose. The Plan is intended to advance the interests of Team, Inc. (the “Company”), its subsidiaries and its shareholders by encouraging and enabling selected employees, officers, directors, consultants and advisors of the Company or an Affiliate of the Company, upon whose judgment, initiative and effort the Company will depend for the successful conduct of its business, to acquire and/or increase and retain a proprietary interest in the Company by ownership of its stock.

2. Definitions.

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Affiliate” means any one or more corporations which are members of a “parent-subsidiary controlled group” as such term is defined in Section 1563(a)(1)(A) of the Code, except that “at least 50 percent” shall be substituted for “at least 80 percent” each place it appears in Section 1563(a)(1)(A) of the Code.

(c) “Award” means an award of Common Stock under the Plan.

(d) “Awardee” means a person to whom an Award has been granted under the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the Compensation Committee, or such other committee as designated by the Board of Directors, vested with authority for administration of the Plan by the Board pursuant to Section 3.

(h) “Common Stock” means the Company’s $0.30 par value Common Stock.

(i) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(j) “Option” means an option granted under the Plan.

(k) “Optionee” means a person to whom an Option, which has not expired, has been granted under the Plan.

(l) “Successor” means the legal representative of the estate of a deceased Optionee or Awardee or the person who acquires the right to exercise an Option or own an Award by bequest or inheritance or by reason of the death of any Optionee or Awardee.

(m) “Term of Plan” means that period which commences June 24, 2004, and terminates on June 23, 2014, or such earlier date as the Board hereafter determines.

(n) “Termination of Relationship” of an Optionee or Awardee means the cessation of such Optionee’s relationship with the Company that qualified him for an Option or an Award for any reason; provided however, that if an Optionee or Awardee is both a director and officer of the Company, it shall mean such date as such person ceases to be both an officer and director.

3. Administration of Plan. The Plan shall be administered by the Committee. Except as otherwise determined by the Board, the Committee shall consist of the members of the Compensation Committee of the Board of Directors. The Committee shall report all action taken by it to the Board. Except as provided below, members of the Committee shall not be eligible to receive Options or stock options, stock appreciation rights, awards or an allocation of stock under any plan of the Company or its Affiliates while they are serving as members of the Committee. Committee members who are non-employee directors may participate in a separate stock option plan and stock award plan provided that such plan is limited to non-employee directors and there is no discretion as to which directors can participate in the plan or the amount of options or awards that can be acquired by or allocated to them. The Committee shall have the responsibility, subject to the provisions of the Plan, to recommend to the Board the persons to whom, and the time at which, Options and Awards may be granted, and the number of shares of Common Stock covered by each Option or Award; to construe and interpret the Plan; to recommend the terms and provisions of the respective Option or Award agreements, which need not be identical, including, but without limitation, terms covering the payment of the Option price and conditions of the Award; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All actions of the Committee are subject to approval or revision by the Board, and all Options and Awards recommended to be granted by the Committee shall be approved by the Board before issuance.

4. Common Stock Subject to Options and Awards. The aggregate number of shares of the Company’s Common Stock which may be issued upon the exercise of Options or under Awards granted under the Plan shall not exceed 100,000, subject to adjustment under the provisions of Paragraph 8 and subject to the right of the Board to increase the number of shares which may be issued hereunder by amendment to the Plan. The shares of Common Stock to be issued for Awards or upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, or any Award shall not vest or the shares thereunder be forfeited, the shares subject to such Option or Award shall again be available for Options or Awards to be granted under the Plan.

5. Participants. Options and Awards may be granted under the Plan to any person who is an employee, officer, director, consultant or advisor of the Company.

6. Option Agreements. Any Option granted under this Plan shall be evidenced by an agreement (“Option Agreement”), which shall be approved as to form and substance by the Committee and the Board. Each such Option Agreement shall be executed by an officer of the Company and the applicable Optionee. All Options and Option Agreements granted under the Plan shall be subject to the following limitations and conditions:

(a) Option Price. The option price per share (“Option Price”) means the price at which Common Stock may be purchased under the Option and such price with respect to each Option shall be recommended by the Committee and approved by the Board.

(b) Period of Option. The expiration date of each Option shall be fixed by the Committee at the date of grant, subject to subsequent extension from time to time by the Committee, but in no event shall the expiration date be fixed on or extended to a date which is later than ten years from the date of grant.

(c) Shareholder Rights. Neither an Optionee nor his Successor shall have any of the rights of a shareholder of the Company by reason of holding an Option, and shareholder rights will only vest when the certificates evidencing the shares purchased under an Option are properly issued to such Optionee or his Successor.

(d) Exercise of Option. Each Option shall be exercisable at the times set forth in each Option Agreement. Payment of the Option Price for shares of stock purchased by exercise of an Option under this Plan shall be made in cash or by certified or cashier’s check made payable to the Company or a combination thereof. However, the Committee in its discretion may allow payment of the Option Price to be made in whole or in part in Common Stock owned by the Optionee or due to the Optionee upon exercise of the Option. In the event that Common Stock is utilized in payment of the Option Price, then such Common Stock shall be valued at the closing price reported in the principal public trading market for the Common Stock on the date of exercise. Exercise of an Option shall not be effective until the Company has received written notice of exercise. Such notice must specify the number of whole shares to be purchased and be accompanied by payment in full of the aggregate Option Price for the number of shares purchased. The Company shall not in any case be required to sell, issue, or deliver a fractional share with respect to any Option.

(e) Non-Transferability of Option. No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA, or the rules thereunder. Each Option shall be exercisable, during the Optionee’s lifetime, only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.

(f) Termination of Relationship with Company. Upon an Optionee’s Termination of Relationship as defined above, his Option rights shall be as set forth in his Option Agreement. The granting of an Option to an eligible person does not alter in any way the Company’s existing rights to terminate such person’s employment or other relationship with the Company at any time for any reason, nor does it confer upon such person any rights or privileges except as specifically provided for in the Plan or Option Agreement.

7. Award Agreements. Any Award granted under this Plan shall be evidenced by an agreement (“Award Agreement”) which shall be approved in form and substance by the Committee and the Board. Each Award Agreement shall be executed by an officer of the Company and the applicable Awardee. Awards shall be granted in accordance with the following:

(a) Terms and Conditions. Each Award shall have such terms and conditions as the Committee and Board shall provide in the Award Agreement in their discretion.

(b) Vesting. In the terms of an Award Agreement, the Committee and Board may include such vesting terms and conditions of an Award as they shall deem appropriate, and they may include terms of forfeiture of shares received under an Award under circumstances as may be set forth in the Award Agreement.

(c) Non-Transferability. An Award and any interest therein, shall not be transferable or assignable prior to full, unqualified ownership of the Common Stock granted under the Award vesting in the Awardee, and/or the expiration of any period of forfeiture, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA or the rules thereunder.

(d) Shareholder Rights. An Awardee shall not be a shareholder of any Common Stock under an Award or have any rights as a shareholder until certificates representing such stock are properly issued to such Awardee.

(e) Termination of Relationship with Company. The granting of an award shall not alter in any way the Company’s existing rights to alter or terminate the Company’s relationship with the Awardee except as may be specifically set forth in the Award Agreement.

8. Adjustments.

(a) In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares, or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted under the Plan, and for Award shares not vested or still subject to forfeiture under an Award (“Conditional Award”). In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding Conditional Awards shall vest and Options, or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the holder of the Option or Award shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the Option Price per share.

(b) In the event that the Board shall adopt resolutions recommending the dissolution or liquidation of the Company, any Option granted under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than thirty (30) days’ written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise his Option as to all or any part of the shares covered thereby, including shares as to which such Option would not otherwise be exercisable by reason of an insufficient lapse of time. The Award Agreements shall provide for the effects on a Conditional Award of such an event.

(c) In the event of a Reorganization (as hereinafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly owned subsidiary of another company after the effective date of the Reorganization, then

(i) If there is no plan or agreement respecting the Reorganization (“Reorganization Agreement”) or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the shares under outstanding 1Conditional Awards and unexercised Options for securities of another corporation, then the Committee shall take such action, and the Options shall terminate, as provided in subparagraph (b) of this Paragraph 8; or

(ii) If there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the shares under outstanding and unexercised Options or Conditional Awards for securities of another corporation, then the Committee shall adjust the shares under such outstanding and unexercised Options or Conditional Awards (and shall adjust the shares remaining under the Plan which are then available to be optioned or awarded under the Plan, if the Reorganization Agreement makes specific provision therefor) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such stock and such Options and Conditional Awards.

(d) The term “Reorganization” as used in subparagraph (c) of this Paragraph 8 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly owned subsidiary of another company after the effective date of the Reorganization.

(e) Adjustments and determinations under this Paragraph 8 shall be made by the Committee, subject to approval by the Board.

9. Restrictions on Issuing Shares. The exercise of each Option and granting of Awards shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, an Option exercise and Award grant shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Without limiting the foregoing, the Company will not be obligated to sell any Shares under an Option or grant an Award unless the Shares are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws. The Optionee and Awardee shall make such investment representations to the Company and shall consent to the imposition of such legends on the stock certificates as are necessary, in the opinion of the Company’s counsel, to secure to the Company an appropriate exemption from registration under applicable securities laws if such an exemption is necessary.

10. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company’s general funds and used for general corporate purposes.

11. Amendment, Suspension, and Termination of Plan.

(a) The Board shall have complete discretionary authority and power to amend, suspend or terminate the Plan at any time, subject to the following provisions.

(b) The Board may not, without the relevant Optionee’s or Awardee’s written consent, modify the terms and conditions of an Option or Award previously granted under the Plan.

(c) Except as may be provided in Section 8, no amendment, suspension or termination of the Plan shall, without the relevant Optionee’s or Awardee’s written consent, alter, terminate or impair any right or obligation under any Option or Award previously granted under the Plan.

(d) Unless previously terminated, the Plan shall terminate with respect to the issuance of any new Options or Awards on, and no more Options or Awards may be granted after, June 23, 2014. The Plan shall continue in effect with respect to Options and Awards granted before termination of the Plan until such Options and Awards have been settled, terminated, or forfeited.